Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
THIRD QUARTER 2008 RESULTS;
ALSO REPORTS NEW DEEPWATER CONTRACT
Houston, Texas, October 23, 2008 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the third quarter of 2008 of $310.7 million, or $2.23 per share on a diluted basis, compared with net income of $205.5 million, or $1.48 per share on a diluted basis, in the same period a year earlier. Revenue in the third quarter of 2008 was $900.0 million, compared with revenue of $644.0 million for the third quarter of 2007. Net income for the third quarter of 2008 was adversely impacted by $25.1 million related to losses on foreign currency forward exchange contracts primarily resulting from mark-to-market accounting and from a casualty loss of $6.3 million related to damages sustained from Hurricane Ike, primarily to the jack-up rig Ocean Tower.
For the nine months ended September 30, 2008, the Company reported net income of $1,017.6 million, or $7.32 per share on a diluted basis, compared with net income of $681.6 million, or $4.93 per share on a diluted basis, for the same period in 2007. Revenue for the nine months ended September 30, 2008 was $2.6 billion, compared with $1.9 billion for the first nine months of 2007.
The Company also announced that it has signed a two-year contract with Total E&P Angola in Angola for the 4th generation semisubmersible Ocean Valiant that could earn maximum revenue, excluding mobilization fees, totaling approximately $452 million. The contract is convertible into either a 2-1/2 year or a three-year agreement at the option of the operator at dayrates that could earn maximum total revenue, excluding mobilization fees, totaling between $552 million and $646 million.
Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Maximum contract revenue as stated above assumes 100% rig utilization. Generally, rig utilization rates approach 95-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather, among other things. Additional information on Diamond Offshore Drilling, Inc. and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its third quarter 2008 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on October 23, 2008, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the fourth calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning future earnings, future cash flows, market conditions, conversion or extension of the Total E&P Angola contract, and future contract revenue. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others: the risk that dayrates for new contracts could decline materially; the risk that the pace of new contract signings could slow significantly; the risk that a contract could be canceled or renegotiated; the risk that full rig utilization may not be achieved during a contract period; the risk that the fleet’s available days may be reduced by unscheduled downtime; the risk that these and other factors outside of the Company’s control may adversely impact the amount of profit realized from a contract. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Contract drilling	$881,953	$628,246	$2,588,919	$1,854,085
Revenues related to reimbursable expenses	18,423	15,716	51,931	46,936

Total revenues	900,376	643,962	2,640,850	1,901,021

Operating expenses:
Contract drilling	314,273	280,226	872,716	714,624
Reimbursable expenses	18,126	15,458	50,660	45,435
Depreciation	72,014	57,565	211,725	171,605
General and administrative	13,944	13,105	45,434	37,245
Casualty loss	6,281	—	6,281	—
Gain on disposition of assets	(228)	(363)	(505)	(5,418)

Total operating expenses	424,410	365,991	1,186,311	963,491

Operating income	475,966	277,971	1,454,539	937,530

Other income (expense):
Interest income	3,055	8,735	10,369	26,127
Interest expense	(2,989)	(2,334)	(6,226)	(16,959)
Gain on sale of marketable securities	677	1,763	674	1,755
Other, net	(29,143)	2,112	(14,947)	2,517

Income before income tax expense	447,566	288,247	1,444,409	950,970

Income tax expense	(136,916)	(82,724)	(426,851)	(269,370)

Net Income	$310,650	$205,523	$1,017,558	$681,600

Income per share:
Basic	$2.23	$1.48	$7.32	$4.96

Diluted	$2.23	$1.48	$7.32	$4.93

Weighted average shares outstanding:
Shares of common stock	139,001	138,683	138,945	137,484
Dilutive potential shares of common stock	90	307	131	1,432

Total weighted average shares outstanding	139,091	138,990	139,076	138,916

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2008	2007
REVENUES
High Specification Floaters	$344,024	$258,679
Intermediate Semisubmersibles	401,891	255,795
Jack-ups	136,038	113,772

Total Contract Drilling Revenue	$881,953	$628,246

Revenues Related to Reimbursable Expenses	$18,423	$15,716

CONTRACT DRILLING EXPENSE
High Specification Floaters	$94,713	$93,069
Intermediate Semisubmersibles	162,011	135,445
Jack-ups	58,159	47,077
Other	(610)	4,635

Total Contract Drilling Expense	$314,273	$280,226

Reimbursable Expenses	$18,126	$15,458

OPERATING INCOME
High Specification Floaters	$249,311	$165,610
Intermediate Semisubmersibles	239,880	120,350
Jack-ups	77,879	66,695
Other	610	(4,635)
Reimbursable expenses, net	297	258
Depreciation	(72,014)	(57,565)
General and administrative expense	(13,944)	(13,105)
Casualty loss	(6,281)	—
Gain on disposition of assets	228	363

Total Operating Income	$475,966	$277,971

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$635,442	$637,961
Marketable securities	1,138	1,301
Accounts receivable	708,108	522,808
Prepaid expenses and other	137,176	103,120

Total current assets	1,481,864	1,265,190

Drilling and other property and equipment, net of accumulated depreciation	3,321,529	3,040,063

Other assets	43,891	36,212

Total assets	$4,847,284	$4,341,465

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$461,354	$453,011

Long-term debt	503,219	503,071

Deferred tax liability	431,056	397,629

Other liabilities	119,596	110,687

Stockholders’ equity	3,332,059	2,877,067

Total liabilities and stockholders’ equity	$4,847,284	$4,341,465

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Third Quarter		Second Quarter		Third Quarter
	2008		2008		2007
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
			(Dayrate in thousands)
High Specification Floaters	$394	86%	$385	92%	$302	85%
Intermediate Semis	$288	79%	$285	93%	$186	78%
Jack-ups	$112	89%	$103	92%	$112	81%